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FOR:                         4Kids Entertainment, Inc.
                                 Sara Stern Levin
                                 646-822-4257
                                 slevin@4Kidsent.com

KCSA                       Todd Fromer / Garth Russell
CONTACTS:            (212) 896-1215 / (212) 896-1250
                                  tfromer@kcsa.com / grussell@kcsa.com

4Kids Entertainment Reports Year-End 2006 Results

_______

NEW YORK, March 16, 2007 – 4Kids Entertainment, Inc. (NYSE: KDE), a global provider of children’s entertainment and merchandise licensing, today announced financial results for the quarter and year ended December 31, 2006.

Net revenues in the fourth quarter of 2006 totaled $18.3 million, as compared to $23.5 million for the same period in 2005. The Company’s net loss for the quarter ended December 31, 2006 was $(2.3) million, or $(0.18) per diluted share (consisting of a loss from continuing operations of $(2.5) million, or $(0.19) per diluted share and income from discontinued operations of $0.2 million or $0.01 per diluted share), as compared to net income of $0.5 million, or $0.04 per diluted share, for the fourth quarter of 2005 (consisting of a loss from continuing operations of $(1.2) million, or $(0.09) per diluted share and income from discontinued operations of $1.7 million, or $0.13 per diluted share). As of June 30, 2006 the Company’s media buying subsidiary, The Summit Media Group, Inc., ceased operations and reports Summit’s results as a discontinued operation.

For the year ended December 31, 2006, net revenues totaled $71.8 million, as compared to $80.6 million for the year ended December 31, 2005. The Company’s net loss for the year ended December 31, 2006 was $(1.0) million, or $(0.08) per diluted share (consisting of a loss from continuing operations of $(1.7) million, or $(0.13) per diluted share and income from discontinued operations of $0.7 million, or $0.05 per diluted share), compared to net income of $5.1 million, or $0.37 per diluted share for the year ended December 31, 2005 (consisting of income from continuing operations of $3.0 million, or $0.22 per diluted share and income from discontinued operations of $2.0 million, or $0.15 per diluted share). The diluted weighted average common shares outstanding for the year ended December 31, 2006 were 13,104,051 shares compared with 13,536,830 shares for the year ended December 31, 2005.

Alfred R. Kahn, 4Kids Entertainment’s Chairman and Chief Executive Officer, said, “Our financial results for 2006 were disappointing with the Company losing $1.7 million from continuing operations. Net revenues were down for the year as a result of decreased licensing revenue from the “Teenage Mutant Ninja Turtles” and “Yu-Gi-Oh!” properties and a decline in ad sales revenues from 4Kids TV. We also incurred substantial severance and other related costs in 2006.”

“The Company started a number of important initiatives in 2006 that we are hopeful will benefit the Company beginning in 2007” said Kahn. “We entered into a relationship with Microsoft and, in the fall of 2006, launched Viva Piñata, an animated series based on the Microsoft property. In December 2006, we started a trading card company, TC Digital Games LLC, and purchased a 50% interest in the Chaotic trading card game companion website which, when it goes live in May 2007, will enable kids to upload codes from the Chaotic trading cards to the website and play the Chaotic trading card game online. We believe that the trading card company and the Chaotic website will also provide the Company with platforms upon which to launch future properties and will enhance the Company’s ability to compete in the digital universe.”

“We also implemented a number of cost-cutting initiatives aimed at reducing overall expenses including negotiating a multi-year extension of our agreement with Fox to broadcast 4Kids TV through the 2007-2008 season,” Kahn continued.

“We are excited about next week’s theatrical release by Warner Bros. and The Weinstein Company of TMNT, the new Teenage Mutant Ninja Turtles movie. We are hopeful that the movie will drive demand for Turtles merchandise, including the new TMNT video game from Ubisoft. We also look forward to the late May release of the Chaotic trading card game to comic and hobby stores and to the launch of its companion website, www.chaoticgame.com, at that time.”

“With cash and investments of $111.0 million and no debt at December 31, 2006, 4Kids remains well positioned for the future,” concluded Kahn.

About 4Kids Entertainment

Headquartered in New York City with an international office in London, 4Kids Entertainment, Inc. (NYSE: KDE), is a global provider of children’s entertainment and merchandise licensing. 4Kids, through its wholly owned subsidiaries, provides domestic and international merchandise licensing; product development; television, film, music and home video production and distribution; and Web site development. For further information, please visit the Company’s Web sites at www.4KidsEntertainment.com and www.4Kids.TV.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company’s control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company’s properties and other factors could cause actual results to differ materially from the Company’s expectations.

Tables follow

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2006 and 2005
(In thousands of dollars, except share data)

Assets	2006	2005
Current assets:
Cash and cash equivalents	$ 18,066	$ 35,142
Investments	92,910	78,383

Total cash and investments	110,976	113,525

Accounts receivable - net	30,498	32,193
Prepaid 4Kids TV broadcast fee, net of
accumulated amortization	--	6,606
Prepaid income taxes	5,924	2,312
Prepaid expenses and other current assets	3,916	1,683
Current assets from discontinued operations	326	2,316
Deferred income taxes	707	466

Total current assets	152,347	159,101

Property and equipment - net	2,126	2,853

Other assets:
Accounts receivable - non-current, net	138	891
Investment in unconsolidated affiliate	2,702	--
Film and television costs - net	14,827	12,208
Non-current assets from discontinued operations	1,333	--
Deferred income taxes, non-current	1,733	1,971
Other assets - net	6,189	6,914

Total assets	$181,395	$183,938

Liabilities and stockholders' equity
Current liabilities:
Due to licensors	$ 6,536	$ 13,503
Accounts payable and accrued expenses	14,317	9,239
Current liabilities from discontinued operations	20	1,486
Deferred revenue	5,014	5,297

Total current liabilities	25,887	29,525

Deferred rent	771	1,016

Total liabilities	26,658	30,541

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized, 3,000,000 shares; none issued	--	--
Common stock, $.01 par value - authorized, 40,000,000 shares;
issued, 14,933,218 and 14,826,643 shares; outstanding 13,183,218 and
13,076,643 shares in 2006 and 2005, respectively	149	148
Additional paid-in capital	62,859	61,415
Accumulated other comprehensive income	1,329	428
Retained earnings	123,649	124,655

	187,986	186,646
Less- cost of 1,750,000 treasury shares in 2006 and 2005	33,249	33,249

	154,737	153,397

Total liabilities and stockholders' equity	$181,395	$183,938

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004 (In thousands of dollars, except share data)

	2006	2005	2004
Net revenues	$ 71,781	$ 80,607	$ 99,189

Cost and expenses:
Selling, general and administrative	39,155	33,835	33,437
Production service costs	11,259	8,851	10,029
Amortization of television and film costs	8,041	9,790	9,639

Amortization of 4Kids TV broadcast fee	22,462	26,408	27,859

Total costs and expenses	80,917	78,884	80,964

(Loss) income from operations	(9,136)	1,723	18,225

Other income:
Interest income	4,143	2,834	1,469
Gain on sale of investment in equity securities	--	234	--

Total other income	4,143	3,068	1,469

(Loss) income before income taxes	(4,993)	4,791	19,694

(Benefit from) provision for income taxes	(3,506)	1,762	7,907
Loss from unconsolidated operations - net of a tax benefit of $218	(280)	--	--
Minority interest - net of tax of $30
	39	--	--

(Loss) income from continuing operations	(1,728)	3,029	11,787

Income from discontinued
operations	722	2,040	943

Net (loss) income	$ (1,006)	$ 5,069	$ 12,730

Per share amounts:
Basic (loss) earnings per common share
Continuing operations	$ (0.13)	$ 0.23	$ 0.86
Discontinued operations	0.05	0.16	0.07

Basic (loss) earnings per common share	(0.08)	$ 0.39	$ 0.93

Diluted (loss) earnings per common share
Continuing operations	$ (0.13)	$ 0.22	$ 0.82
Discontinued operations	0.05	0.15	0.07

Diluted (loss) earnings per common share	$ (0.08)	$ 0.37	$ 0.89

Weighted average common
shares outstanding - basic	13,104,051	13,115,687	13,683,756

Weighted average common
shares outstanding - diluted	13,104,051	13,536,830	14,335,343